 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 23, 2015

Octagon 88 Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53560	26-2793743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Hochwachtstrasse 4 Steinhausen CH 6312
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	41 79 237 62 18

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01             Entry into a Material Definitive Agreement

On October 23, 2015, Octagon 88 Resources, Inc., a Nevada corporation (the “Company”) entered into restricted stock award agreements (the “Agreements”) with each of Feliciano Tighe, Guido Hilekes, and Richard Ebner (collectively, the “Directors”), pursuant to which the Company issued shares of restricted common stock to the Directors in lieu of accrued and unpaid compensation.  Set forth below is a table listing the number of shares issued and the corresponding amount of unpaid compensation:

	Number of Shares	Unpaid Compensation
Feliciano Tighe	150,000	$9,513.00
Guido Hilekes	300,000	$20,000.00
Richard Ebner	450,000	$28,508.00

The shares of restricted common stock issued to the Directors were valued at $0.06 per share.  The shares of restricted common stock will vest with respect to 1/3rd of the shares on January, 1, 2016, 1/3rd of the shares on January 1, 2017, and the remaining 1/3rd of the shares on January 1, 2018, subject to such person’s continued service as a director of the Company.

The foregoing description of the Agreements is qualified in its entirety by reference to the Form of Restricted Stock Award Agreement filed as Exhibit 10.1 and attached hereto and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02.            Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

The issuance of the shares of restricted common stock to the Directors pursuant to the Agreements was exempt from registration in reliance upon the exemption provided by Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act).

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Restricted Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Octagon 88 Resources, Inc.

Date: October 27, 2015	By:	/s/ Guido Hilekes
	Name:	Guide Hilekes
	Title	President